Global Income Trust, April 30, 2005, semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended April 30, 2005, Putnam Management has
assumed $2,300 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	1,807
		Class B	374
		Class C	27

72DD2		Class M	475
		Class R	0


73A1		Class A	0.214
		Class B	0.165
		Class C	0.168

74A2		Class M	0.198
		Class R	0.202


74U1		Class A	8,718
		Class B	2,187
		Class C	213

74U2		Class M	2,278
		Class R	2


74V1		Class A	13.06
		Class B	13.02
		Class C	13.03

74V2		Class M	12.98
		Class R	13.06